UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

Continental Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12018 Sunrise Valley Drive, Suite 600 Reston, VA	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 13, 2014, following the receipt of the written consent of Rock-Tenn Company (“RockTenn”) for such assignment, Lafarge North America Inc. (“Lafarge”), assigned to our operating subsidiary, Continental Building Products Operating Company, LLC, the Joint Venture Agreement dated February 18, 2000 between Lafarge and RockTenn and certain related agreements, including the Paper Supply Agreement between Seven Hills Paperboard LLC and Lafarge, dated February 18, 2000 (the “Paper Supply Agreement”). Such assigned agreements will continue on the same terms and conditions as were in effect with Lafarge prior to the acquisition of our gypsum business from Lafarge on August 30, 2013. Pursuant to the Paper Supply Agreement, Seven Hills Paperboard LLC, a joint venture between RockTenn and us, is required to supply us with all of its output for paperboard liner for our use in the manufacture of gypsum wallboard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

March 19, 2014	By:	/s/ James Bachmann
		Name:	James Bachmann
		Title:	Senior Vice President & Chief Financial Officer